Exhibit 10.4

AdBel, LTD.

Office/Warehouse Lease Agreement

THIS LEASE, made and entered into this 28th day of March 2005 by, and between AdBel, Ltd., a North Carolina corporation, of Mecklenburg county, North Carolina (hereinafter called “Lessor”), and PokerTek, Inc. 1020 Crews Road Suite J Matthews, NC 28105 (hereinafter called “Lessee”).

WITNESSETH:

1. Premises: The Lessor hereby leases unto the Lessee, and the Lessee hereby leases from the Lessor, upon the terms and conditions hereinafter set forth, the following described leased space: Approximately 10,800 square feet of office space, located at 1150 Crews Road Suite A, Matthews, NC 28105.

2. Acceptance of Premises: Lessor has made no representations or promises with respect to the building, leased premises or this agreement except as set forth herein.

3. Term: The term of this lease shall begin on, May 1st 2005 and shall end at 12:00 Midnight April 30th 2010. Provided, however, that if the building in which the leased space is located is not completed and ready for occupancy on the initial term date, Lessee agrees to pay a proportionate part of the monthly rental herein provided for that month as described in the Lease Summary and Proposal Agreement.

4. Surrender of the Premises: The Lessee shall keep the premises in good order and repair, except the portions thereof to be repaired by the Lessor as provided herein, and upon the expiration or other termination of this lease quit and surrender the premises to the Lessor in the same condition as at the commencement of the term, natural wear and tear only excepted.

5. Rent and Deposit: The Lessee shall pay the Lessor at the Lessor’s office or at such other place as the Lessor may from time to time designate in writing the sum of $8,500 per month, in advance, on the first day of each month during the term of this lease except that the payment for the first month of leasing shall be paid simultaneously with the execution of this lease by the Lessee. A deposit of ($1,450) shall be paid by the Lessee upon execution of this lease. The deposit shall be returned at the end of the lease provided that the premises have been kept in good order and repair in the same condition as at the commencement of the term, natural wear and tear only accepted. Both parties agree that as of Term the Lessee shall pay $1,416 per month for 3,600 S.F. of office space in the Premises until the upfit construction is completed as described in the the Lease Summary and Proposal Agreement.

6. Option to Extend: Lessee shall have the first right of refusal to extend this Lease for one (1) additional term of five years, provided that Lessee is not in default hereunder. The option to extend this Lease for an additional term shall be exercised by the Lessee giving written notice to Lessor of the intent to exercise the option at least ninety (90) days prior to the end of the initial term hereof. The annual rental amount during any such extension of this Lease shall be as agreed upon by Lessor and Lessee. Any extension of this Lease shall be upon the same terms and provisions as are set forth herein.

7. Real Estate Taxes: Lessee agrees to pay to Lessor any and all increases in real estate taxes levied against the property of which the premises are a part by Mecklenburg County, the Town of Matthews, or any governmental authority over and above the amount of taxes for the first full year of the lease or the first year in which the premises are taxed at their completed value, whichever is later; provided, however, that Lessee shall not be responsible for increases in taxes resulting solely from new construction or other improvements to the property of which the demised premises are not a part. The proportion of the total increase against the property to be paid by the Lessee shall be in the same proportion as the total value of the demised premises bears to the total value of the property against which the taxes are assessed.

8. Alterations: The Lessee shall make no alterations, additions or improvements to the premises without the written consent of the Lessor. Any such alterations, additions, or improvements which may be made to the premises, except movable furniture, shall become the property of the Lessor and remain upon and be surrendered with the premises as a part thereof at the termination of this lease without disturbance or injury.

9. Utility Services: During the term of this Lease, Lessee shall provide and pay for all power, gas, lights, heat, water, air conditioning, sewer and all other utility charges for utilities used by the Lessee in connection with its occupancy of the Demised Premises. If any utility charges are not paid when due and if Lessor is required to pay same, any such charges will be added to the next month’s rental due from Lessee and shall be considered additional rent due from Lessee to Lessor.

10. Repairs and Maintenance: During the term of this Lease, Lessor, at its expense, shall be responsible for maintaining and keeping in good repair the exterior and structural parts of the building and the paved parking areas and driveway on the Leased Premises. Lessor will also provide landscaping for the Leased Premises and will maintain in good repair the lawn and all landscaped areas of the Leased Premises. Lessor will make or cause any necessary repairs or maintenance to be made or performed as soon as is reasonably possible after having been notified by Lessee that such repairs or maintenance are necessary, unless the need for such repairs or maintenance are a result of Lessee’s negligence in which case, the repairs or maintenance shall be Lessee’s obligation and responsibility.

During the term of this Lease, Lessee, at its expense, will maintain and keep in good repair the interior of the Leased Premises including, but not limited to, all equipment, air conditioning, heating, plumbing, and electrical equipment and machinery on or in the Leased Premises. Lessee further agrees to enter into and maintain in effect during the term of this Lease a service and maintenance contract with a licensed HVAC contractor acceptable to Lessor providing for periodic inspection, maintenance and service of the heating and air conditioning equipment in the Leased Premises. Upon request by Lessor, Lessee agrees to furnish to Lessor a copy of its service and maintenance contract for the HVAC equipment.

Lessee further agrees to keep the exterior of the Leased Premises as well as the parking and driveway areas in a neat and orderly manner, free and clear of all trash and debris. Lessee shall also be responsible for providing any trash or waste receptacles and for the regular removal and disposal of any such trash or waste. Provided, however, that Lessee shall not be responsible for any repairs and shall not be required to reimburse Lessor for or pay the cost of repairs to the Leased Premises or any part thereof or to fixtures of the building occasioned by or resulting from fire, other casualties or acts of God.

Subject to the respective obligations of the Lessor and the Lessee to repair and maintain the Leased Premises and improvements located thereon as herein expressly provided, Lessee will deliver up the Leased Premises at the end of the term of the Lease or any extension hereof in good condition, reasonable wear and tear, damage by fire, other casualty or casualties and acts of God excepted.

11. Loss or Damage: The Lessor shall not be liable for any damage to property in the premises or in or near the building caused by gas, smoke, steam, electricity, ice, rain or snow which may leak from any port of the building, or from pipes, appliances or plumbing works. Lessor shall not be liable for any damage to persons or property sustained by Lessee or others due to the building or any part thereof being out of repair, or due to the happening of any accident in or about the building, or due to any negligence of any tenant or occupant of the building, or due to any person. The Lessee shall indemnify the Lessor and hold it harmless from any and all claims, liability and loss for person injuries or property damage sustained or claimed to have been sustained by any person or property in, upon or about the leased premises resulting from the negligence, misconduct or breach of any provision of this lease by the Lessee, his agents, servants or employees, or any other person entering upon the leased premises under express or implied invitation of the Lessee.

12. Insurance: The Lessee will carry its own insurance against fire or other casualty on any personal property located on the premises, and shall maintain, at its expense, with respect to the property, public liability insurance of $100,000.00 for any one person, and $300,000.00 for any one accident and property damage with limits of $25,000.00 insuring Lessor as well as Lessee against injury to persons or damage to property. Lessor shall not be liable for any damages to the Lessee’s personal property, fixtures, or merchandise caused by an insurable loss, regardless of the cause thereof, and Lessee hereby releases Lessor from any liability for such damages and covenants that policies of insurance on Lessee’s personal property, fixtures or merchandise shall contain a waiver of right of subrogation against the Lessor. Lessee shall delivery to Lessor such certificates or copies of policies as Lessor may reasonably require as evidence of Lessee’s compliance with these provisions.

13. Hazardous Wastes: Lessee covenants and agrees not to store or dispose of or allow any other party to store or dispose of any hazardous substances or toxic materials on the leased premises. For purposes of this Lease, hazardous substances or toxic materials shall be as defined in any applicable state or federal law, rule or regulation. In the event of any violation or breach of the provisions of this paragraph by Lessee, Lessee further agrees to indemnify, defend and hold harmless Lessor from and against any and all liability, costs or expenses including, but not limited to, attorney’s fees, investigation costs, and cleanup expenses, that Lessor may suffer or incur arising out of or resulting from any such breach or violation.

14. Use of Premises: The premises shall be used and occupied by the Lessee solely for the purpose of office use. The Lessee shall not use the premises in any manner which will increase the premium rate for any kind of insurance affecting the building and, if because of anything done, cause to be done, permitted or omitted by the Lessee, the premium rate for any kind of insurance affecting the building shall be raised, then, in such event, the amount of the increase in premium which the Lessor shall be thereby obligated to pay for insurance shall be paid by the Lessee to the Lessor on demand. The premises shall not be used in any manner which would be in violation of any statue, law or ordinance or would constitute a public nuisance.

15. Enjoyment of Premises: The Lessee, on paying the rental and keeping and performing the agreements and covenants herein contained, shall have the peaceful and quiet enjoyment of the premises for the term hereof subject, however, to the terms of this lease.

16. Sublease: The Lessee shall not assign this lease or sublet the premises or any part thereof without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. This provision shall not in any manner limit Lessor’s rights of assignment.

17. Removal of Personal Property: The Lessee may remove all personal property which he has placed in the premises, provided he repairs all damages to the premises caused by such removal. If the Lessee shall fail to remove all personal property from the premises upon the termination of this lease for any cause whatsoever, the Lessor may, at its option, remove the same in any manner that the Lessor shall choose and store it without liability to the Lessee for loss thereof. In such event, the Lessee shall pay the Lessor on demand any and all expenses incurred in such removal, including court costs, attorney’s fees and storage charges for the length of time the same shall be in the Lessor’s possession. Alternatively, the Lessor may, at its option, without notice, and without legal process, sell the property or any part thereof at a private sale for such price as the Lessor may obtain, and apply the proceeds of the sale upon any amounts due under this lease and upon the expenses incident to removal and sale of said property. As herein defined “personal property” shall mean furniture, furnishing, equipment and other items which have not been affixed to the premises in such a manner as to constitute a fixture or any appurtenance to the premises.

18. Personal Property Risk: All personal property brought into the premises by the Lessee shall be at the risk of the Lessee only, and the Lessor shall not be liable for theft thereof or any damage thereto occasioned by any act of tenants, or other occupants of the building, or any other person.

19. Consent to Vacate: The Lessee shall not abandon or vacate the premises during the term of this lease without prior written consent of the Lessor.

20. Governmental Requirements: The Lessor shall, at its own expense, make structural repairs necessary to comply with requirements of any legally constituted public authority by reason of the Lessee’s occupancy of the premises. Otherwise, expenses for repairs and improvements in order to comply with all requirements of any legally constituted public authority necessitated by the reason of the Lessee’s occupancy of the premises shall be borne by the Lessee.

21. Condemnation: If the whole or any part of the premises shall be taken by any public authority under the power of eminent domain (including deeds in lieu of condemnation), then the terms of this lease shall cease as to the part taken on the date possession of that part is surrendered. The rent shall be abated in proportion to the amount so taken and any unearned rent paid or credited in advance shall be refunded in like proportion. In the event of a partial taking which renders the balance of the premises unusable for Lessee’s purposes. Lessor shall have the option of restoring the part not taken to a usable condition within sixty (60) days of the taking, in which event the lease shall continue. If Lessor is unable to put the premises in a usable condition within that period of time, the Lessee may terminate the lease. The Lessee shall not be entitled to receive any part of any award or awards which may be made or received by the Lessor. The Lessee may, at its expense, take independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage he may have incurred.

22. Casualty: In the event the premises shall be damaged by fire or other casualty whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said premises tenantable within a reasonable time after notice of the damage has been given to the Lessor. If the premises are not rendered tenantable within a reasonable time after such notice, it shall be optional with either part to cancel this lease and in the event of such cancellation the rent shall be paid only to the date of such fire or other casualty. The cancellation shall be evidenced in writing.

In the event of damage by fire or other casualty whereby a portion of the premises is rendered untenantable, the Lessor shall restore the damaged premises within a reasonable period of time. This lease shall continue in effect, but there shall be a pro-rate reduction in the rent in the same proportion as the damaged and unusable premises bears to the total premises leased, and which reduction shall continue in effect until the restoration of the damaged premises.

23. Right of Entry and Inspection: The Lessor shall have the right at all times to enter the premises to make emergency repairs and maintenance when the same is necessary, in Lessor’s judgment, to prevent damage or destruction of the leased premises or other of the Lessor’s property. Lessor shall have the right to enter and grant licenses to others to enter the premises at reasonable times to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, of the building, and to exhibit the premises to applicants for hire or prospective purchasers and for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to the terms of this lease or to the rules and regulations of the building.

24. Mortgages: This lease is and shall remain subject and subordinate to all future mortgages or deeds of trust affecting the premises and the Lessee shall promptly execute and deliver to the Lessor such documents as the Lessor may request, showing the subordination of this lease to such mortgages or deeds of trust, and in default of the Lessee’s so doing, the Lessor shall be and hereby is authorized and empowered to execute such documents in the name and as the act and deed of the Lessee. This authority is coupled with an interest and irrevocable.

25. Signs: The Lessee shall not paint or place signs upon the windows or corridor doors of the premises except with the consent of the Lessor and the Lessee shall place no signs upon the outside walls or the roof of the premises or buildings except with the consent of the Lessor.

26. Notices: Any written notice required or allowed by this lease to be given to either the Lessor the Lessee shall be deemed delivered when mailed by certified or registered mail, postage prepaid, and deposited in the United States Mail properly addressed to the parties as follows:

Lessor: AdBel, Ltd., Post Office Box 1395, Matthews, NC 28106 (704) 847-4406

Lessee: PokerTek, LLC, 1150 Crews Road Suite J Matthews, NC 28105

27. Rules and Regulations: The Lessor has made, or from time to time may make, rules and regulations for the government of the building, which are binding upon Lessee to the same extent as if set forth herein, even though made after the execution of this lease, provided that such rules and regulations shall not interfere with the Lessee’s reasonable use of the premises for the purpose set forth in this lease.

28. Default in Payment of Rent: In the event of a default for a period of ten (10) days in the payment of rent, the Lessor, without prejudice to any other rights or remedies that it may have, shall have the right, immediately or at any time thereafter, to re-enter the premises and remove all persons and property from the premises and relet the premises and hold the Lessee responsible for any loss in rental or other losses the Lessor may suffer as a result of such default. Notwithstanding any such reletting without termination, the Lessor may, at any time after the occurrence of any default set out in this paragraph, elect to terminate this lease and terminate it by giving written notice to that effect to the Lessee.

29. Other Defaults: In the event the premises shall be vacated; the Lessee shall fail to comply with any term of this lease (other than payment of rent) or any of the rules and regulations now or hereafter established for the government of the building; any proceeding, whether voluntary or involuntary, is instituted for the Lessee because of his insolvency; the Lessee becomes insolvent or makes a transfer in fraud of creditors; or the Lessee makes an assignment for the benefit of creditors, the Lessor may terminate this lease and take possession of the premises, declare the entire amount of rent which would become due and payable during the remainder of the term of the term of the lease to be due and payable immediately; enter the leased premises as agent of the Lessee and relet them for such rent as is obtainable by reasonable effort, without advertisement, and by private negotiations and on such terms as the Lessor deems proper, and to collect the deficiency between Lessee’s rent hereunder and the price obtained at the reletting; or pursue any other remedies which may be provided by law.

30. Rights and Remedies: All rights and remedies of the Lessor herein shall be cumulative, and none shall be exclusive of any other, or of any rights and remedies allowed by law, and pursuit of any one of said rights or remedies does not preclude pursuit of any one or more of the other of said rights or remedies.

31. Severability: If any term of this lease is declared to be illegal or unenforceable, the unaffected terms shall remain in full force and effect.

32. Parties: The words “Lessor” and “Lessee” as used herein shall include the parties to this lease, whether singular or plural, masculine or feminine, or corporate, partnership or other entity, and their heirs, personal representatives, successors and assigns.

33. Approval: This lease is subject to the approval of the company or companies which provide the permanent financing on the property in which the premises are located and any refinancing thereof and shall be modified or altered to embody any terms required by said company or companies. This lease shall be fully assignable by Lessor to any such lending company or companies as additional security for such loans.

34. Memorandum of Lease: This lease shall not be recorded. The Lessor and Lessee shall execute a short form or memorandum of lease for recording in the Office of the Register of Deeds for Mecklenburg County, North Carolina. Lessor shall pay the recording charges.

35. Controlling Law: This lease is entered into in North Carolina and shall be enforced and governed in accordance with the laws thereof.

36. Entire Agreement: This instrument contains the entire agreement between the parties and no agreement shall be binding unless set forth herein or in properly executed amendments hereto. The agreements between Lessor and any other Lessees differing in any respect from this agreement shall not entitle Lessee to any like provisions not provided for herein.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, all as of the day and year first above written.

ATTEST:	Lessor: ADBEL, LTD.

/s/ Eddie Bell	By:	/s/ Addison Bell

ATTEST:	Lessee: PokerTek, Inc.

/s/ Chris Daniels	By:	/s/ James Crawford

AdBel, LTD.

Rules and Regulations

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the building and for the general comfort and welfare of the tenants.

1. The sidewalks, entrances, halls, passages and stairways shall not be obstructed by the tenant or used by him for any other purpose than for ingress and egress.

2. Toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed.

3. The tenant shall not do anything in the premises, or bring or keep anything therein, which shall in any way conflict with any law; ordinance, rule or regulation affecting the occupancy and use of the premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. In order to insure proper use and care of the premises, neither the tenant or any employee of the tenant shall:

(a) Keep animals or birds on the premises.

(b) Use premises as sleeping apartments.

(c) Make improper noises or disturbance of any kind, sing, play or operate any musical instrument, radio, or television set without first securing consent of Landlord.

(d) Engage in or permit games of chance or any form of gambling or immoral conduct in or about the leased premises.

(e) Make or defile toilet rooms, walls, windows, doors or any part of the building.

(f) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of the building or to cleaning or rearranging occupancy of leased space.

(g) Deposit waste paper, dirt or other substances in corridors, stairways, elevator, toilets, restrooms, or any other part of the building not leased to him.

(h) Fasten any article, drill holes, drive nails or screws into walls, floors, doors or partitions, or otherwise mar or deface any of them by paint, paper or otherwise, unless written consent is first obtained from the Landlord.

(i) Operate any machinery within the building except customary motor driven office equipment, such as dictaphones, calculators, electric typewriters, and the like. Special electrical or other motor driven equipment use in the trade or profession of the tenant may be operated only with the prior written consent of the Landlord.

(j) Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

(k) Leave premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.

(l) Install or operate vending machines of any kind in the leased premises without written consent of Landlord.

5. The Landlord shall have the right to prohibit any advertising or signs by the tenant which, in its opinion, tends to damage the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, the tenant shall discontinue any such advertising or signs.

6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the building and the premises leased by the tenant; and workman employed, designate or approved by the Landlord must be employed by tenants for repairs, painting, material moving and other similar work that may be done on the premises.

7. The Landlord shall not be responsible for damage to furniture caused by janitor or any other servant personnel nor for any loss of property from the premises, however, occurring. The tenant will reimburse the Landlord for the cost of repairing any damage to the leased premises or other parts of the building caused by the tenant or the agents or employees of the tenant, including replacing any glass broken.

8. The Landlord shall furnish the reasonable number of door keys for the needs of the tenant, which shall be surrendered on termination of the lease, and reserves the right to require a deposit to insure their return at termination of the lease. The tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source and shall not alter the locks or effect any substitution.

9. The tenant shall not install in the leased premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

10. The Landlord reserves the right at all times to exclude bootblacks, newsboys, loiterers, vendors, solicitors and peddlers, from the building, and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the building outside of ordinary business hours. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access.

11. The Landlord reserves the right to exclude the general public from the building upon such days and at such hours as in the Landlord’s judgment will be for the best interests of the building and its tenants.

12. The attaching of wires to the outside of the building is absolutely prohibited, and no wires shall be run or installed in any part of the building without the Landlord’s permission and direction.

13. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the premises and for the preservation of good order therein, effective five (5) days after all tenants have been given written notice thereof.

14. Whenever used herein, the singular shall include the plural and the masculine the feminine and/or neuter as the context may indicate.

15. No truck trailer storage shall be permitted.